Exhibit 10.24

ACE LIMITED

DESCRIPTION OF EXECUTIVE OFFICER CASH COMPENSATION

FOR 2006

Set forth below are the 2006 annual base salaries of the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers in 2006 who were executive officers as of December 31, 2006.

Evan Greenberg, President and Chief Executive Officer

$1,000,000

Philip Bancroft, Chief Financial Officer

$670,000

Robert Cusumano, General Counsel and Secretary

$500,000

Brian Dowd, Chief Executive Officer Insurance-North American

$625,000

Paul Medini, Chief Accounting Officer

$400,000

In addition to the above, these officers receive an annual bonus for 2006 that is determined in the first quarter of 2007 and perquisites and other personal benefits that may include housing allowances, personal use of the Company aircraft, relocation expenses, club memberships, private drivers, financial planning, car allowance or Company leased vehicle, home security, personal apartment costs and long service awards, tax gross ups and contributions to retirement plans. The annual base salaries for 2007 for these officers are determined during the first quarter of 2007.